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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Golden Energy Marine Corp.

We consent to the use of our report dated June 30, 2005 included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and related prospectus of Golden Energy Marine Corp.

KPMG Kyriacou Certified Auditors A.E.

Athens, Greece
July 8, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm